UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2008

PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(440) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, PolyOne Corporation (the “Company”) announced that W. David Wilson informed the Company that he would be resigning as Senior Vice President and Chief Financial Officer effective May 12, 2008. On September 9, 2008, the Company entered into a consulting agreement with Mr. Wilson (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Wilson will render services to the Company related to projects designated by the Compensation and Governance Committee of the Board of Directors of the Company (“Project Consulting Services”) and otherwise on an as-needed basis (“Additional Consulting Services”). The Company will pay Mr. Wilson in consideration of his performance of the Project Consulting Services a lump sum payment in an amount determined by the Compensation and Governance Committee, or its delegate, in its sole discretion. The Company will pay Mr. Wilson for any Additional Consulting Services at a rate of $190.00 per hour. The term of the Agreement ends on December 31, 2008, but may be terminated by either party upon fifteen days’ written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

Date: September 9, 2008	By:	/s/ Lisa K. Kunkle
Name: Lisa K. Kunkle
Title: Vice President, General Counsel & Secretary